UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

FOXWAYNE ENTERPRISES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39891	85-3093926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(917) 284-8938

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FOXWU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	FOXW	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FOXWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 20, 2022, stockholders holding 4,406,322 shares of FoxWayne Enterprises Acquisition Corp.’s (the “Company’s”) Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”).

In addition, the board of directors (the “Board”) of the Company approved an extension (the “Extension”) of the time for the Company to consummate a business combination by an additional three month period from July 22, 2022 to October 22, 2022 pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, effective as of July 20, 2022. In connection with the Extension, the Company funded a cash contribution to the Trust Account in the amount of $16,795.98 (the “Deposit”) (based on $0.0125 for each share unit issued in the Company’s initial public offering that was outstanding at the time the Extension was approved by the Board).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

FoxWayne Enterprises Acquisition Corp.

By:	/s/ Robb Knie
Name:	Robb Knie
Title:	Chief Executive Officer